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                                                                    EXHIBIT 10.8

                                 FIRST AMENDMENT
                                       TO
                          AGREEMENT DATED JULY 24, 1998


         This First Amendment to a certain Agreement dated July 24, 1998, by and between David J. Steuart, of the City of Burlington, in the Province of Ontario (hereinafter called the "Executive") and BOWATER INCORPORATED, a corporation incorporated under the laws of Delaware (hereinafter called the "Corporation");

                                    RECITALS

         WHEREAS, the parties have previously entered an Agreement dated July 24, 1998 (the "Agreement"), to provide for the Executive's continued employment;

         WHEREAS, the Agreement provided for the amendment and termination of certain employment agreements and in exchange therefore provided for certain benefits in respect of the continued employment of the Executive during and following such employment;

         WHEREAS, the Executive has continued his employment with the Corporation through the date hereof and intends to continue such employment indefinitely;

         WHEREAS, in recognition and appreciation of such continued employment, the Corporation and the Executive have agreed to amend the Agreement to provide for the immediate payment to the Executive of certain benefits which were previously to be paid only upon the termination of such employment.

         NOW, THEREFORE, the parties hereto agree as follows:

         1. The heading to Section 5 and Section 5(a) are hereby amended and restated in their entirety as follows:

                  "5. Payment of Termination Benefit

                  (a) In recognition of the long service and experience of the Executive in the business carried on by Bowater Canada the Corporation will pay or cause Bowater Canada to pay to the Executive a principal sum of $2 million (Canadian) together with interest thereon, calculated daily from July 24, 1998 to October 26, 2001, at a rate equal to the LIBOR one-year rate as of July 24, 1998, for the period July 24, 1998, to December 31, 1998, as of January 1, 1999, and January 1, 2000, for years 1999 and 2000, respectively, and as of January 1, 2001, for the period from


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                  January 1, 2001, to October 26, 2001. Interest shall be
                  compounded annually."

         2. Section 5(b) is hereby amended and restated in its entirety as follows:

                  "(b) The Termination Benefit shall be paid to the Executive as a lump sum payment."

         3. This First Amendment may be signed in counterparts by each party and, when both parties shall have so signed, this First Amendment shall be effective and binding.

         4. All other terms and conditions of the Agreement shall remain the same.


         IN WITNESS WHEREOF, this First Amendment has been executed by the parties hereto as of the day and year first above written.


                                        BOWATER INCORPORATED


                                        By /s/ Arnold M. Nemirow
                                           -------------------------------------
                                           Arnold M. Nemirow
                                           Chairman, President and
                                           Chief Executive Officer


Signed in the                       )
presence of:                        )

___________________________________ )      /s/ David J. Steuart
                                           -------------------------------------
Witness                             )      David J. Steuart
Name:_______________________________)
Date:  _____________________________)


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